               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Accounting and Actuarial Experts" in the Flex-V2 Prospectus and "Other Service Providers and Experts" in the Statement of Additional Information and to the use of our reports dated February 6, 2004, with respect to the financial statements of John Hancock Variable Life Account V, and dated March 19, 2004, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 13 to the Registration Statement (Form N-6, No. 33-75610).



                                           ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 2004













FLEX V2